Filed pursuant to Rule 433(d) - Registration Statement No. 333-127617

[CREDIT SUISSE LOGO]

Preliminary Term Sheet

$240,590,000 (Approximate)

IndyMac Residential Mortgage-Backed Trust,

Series 2006-L1

Issuing Entity

Mortgage-Backed Certificates,

Series 2006-L1

Seller, Servicer and Sponsor

IndyMac ABS, Inc.

Depositor

March 7, 2006

Disclaimer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuer or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.

$240,590,000 (Approximate)

INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST, SERIES 2006-L1,

MORTGAGE-BACKED CERTIFICATES, SERIES 2006-L1

Characteristics of the Certificates(1)(2)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (yrs)	Principal Window (mos)	Final Scheduled Payment Date	Expected Ratings (Moody’s/S&P)
A-1	$139,252,000	(3)(4)	Senior	1.00	1 -24	3/25/2008	Aaa/AAA (5)
A-2	$71,900,000	(3)(4)	Senior	3.00	24 - 60	3/25/2011	Aaa/AAA (5)
A-3	$28,213,000	(3)(4)	Senior	5.02	60 - 60	3/25/2011	Aaa/AAA (5)
M	$1,225,000	(3)(4)	Subordinate	3.91	39 - 60	3/25/2011	Baa3/BBB-
B(6)	$4,410,000	(3)(4)	Subordinate	N/A	N/A	N/A	Ba2/BB

Notes:

(1)	The Certificates will be priced assuming a 30% CPR and a 10% Optional Termination.
(2)	Class sizes are subject to a 5% variance.
(3)	The least of (a) One-month LIBOR plus the related margin, (b) the Net WAC Rate and (c) the Maximum Cap Rate.
(4)

The margin on the Class A Certificates will double after the Optional Termination Date. The margin on each of the Class M and the Class B Certificates will increase to a 1.5 multiple after the Optional Termination Date.

(5)

The Class A Certificates will benefit from an Ambac insurance policy that will provide a 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).

(6)	The Class B Certificates will not be offered hereby.

Seller, Servicer and Sponsor:	IndyMac Bank, F.S.B.

Depositor:	IndyMac ABS, Inc.

Issuing Entity:	IndyMac Residential Mortgage-Backed Trust, Series 2006-L1 (sometimes referred to as the “Trust”).

Custodian and Trustee:	Deutsche Bank National Trust Company.

Lead Manager:	Credit Suisse Securities (USA) LLC.

Co-Managers:	Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

Class A Certificate Insurer:	Ambac Assurance Corporation (“Ambac”), rated Aaa and AAA by Moody’s and S&P, respectively.

Corridor Agreements

Provider:	[TBD].

The Certificates:

The IndyMac Residential Mortgage-Backed Trust, Series 2006-L1, Mortgage-Backed Certificates will consist of the following classes of Certificates: the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates (together, the Class A Certificates); the Class M Certificates; and the Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”).

The Class M Certificates will be subordinate to the Class A Certificates, and senior to the Class B Certificates.

The Class B Certificates will be subordinate to the Class M Certificates and the Class A Certificates.

Non-Offered Certificates:	The Class B Certificates, the Class C Certificates and the Class R Certificates.

Federal Tax Status:	The Trust will be established as one or more REMICs for U.S. federal income tax purposes.

Registration:	The Class A Certificates and the Class M Certificates will be available in book-entry form through DTC.

Denominations:	For the Class A Certificates and the Class M Certificates, minimum denominations of $100,000 and multiples of $1 in excess thereof.

Statistical Calculation

Date:	February 7, 2006.

Cut-off Date:	March 1, 2006.

Closing Date:	On or about March 17, 2006.

Distribution Date:	The 25th day of each month (or, if such day is not a Business Day, on the first Business Day thereafter), commencing in April 2006.

Record Date:	The business day immediately preceding the applicable Distribution Date.

ERISA Eligibility:	The Certificates will not be ERISA Eligible.

SMMEA Eligibility:	The Certificates will not be “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised on the first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off (such date, the “Optional Termination Date”).

Pricing Prepayment Speed:	The Certificates will be priced based on a constant prepayment speed of 30% CPR.

The Mortgage Loans:

On the Closing Date, a pool of adjustable-rate and fixed-rate, first lien, residential lot loans (the “Mortgage Loans”) will be delivered to the Trust. The information set forth herein, unless otherwise stated, is calculated as of the Statistical Calculation Date with respect to a preliminary pool of Mortgage Loans expected to be delivered to the Trust on the Closing Date (the “Statistical Pool”). The Statistical Pool consists of 1,302 Mortgage Loans with an aggregate scheduled principal balance as of the statistical calculation date of approximately $234,914,332.

The aggregate scheduled principal balance of the Mortgage Loans included in the Trust on the Closing Date is expected to be approximately $245,000,000. It is expected that the aggregate scheduled principal balance of the Mortgage Loans delivered to the Trust on the Closing Date will not vary from the foregoing balance by more than plus or minus 5%.

Pass-Through Rate:

On each Distribution Date, the Pass-Through Rate for each of the Certificates will be equal to the lesser of (a) the Formula Rate and (b) the Net WAC Rate. The “Formula Rate” for the Class A Certificates, the Class M Certificates and the Class B Certificates will be the lesser of (a) One-month LIBOR plus a related margin and (b) the Maximum Cap Rate. After the Optional Termination Date, the margin on the Class A Certificates will double, and the margins on the Class M Certificates and the Class B Certificates will increase to a 1.5 multiple.

Interest Accrual Period:

On each Distribution Date, the Interest Accrual Period for the Certificates will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Remittance Period:

For any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, March 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Net WAC Rate:

For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans, will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Maximum Cap Rate:

For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans, will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Expense Adjusted

Net Mortgage Rate:

For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Expense Adjusted

Maximum Net

Mortgage Rate:

For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable maximum mortgage rate for such Mortgage Loan (if such Mortgage Loan is an adjustable-rate Mortgage Loan) or the applicable Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a fixed-rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Net WAC Rate

Carryover Amount:

With respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the related Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Net WAC Rate; and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class of Certificates from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest

Accrual Period at the Formula Rate applicable for such class of Certificates for such Interest Accrual Period.

To mitigate the effect of such Net WAC Rate Carryover Amount, the Certificates will be paid first, from payments if any, made under the corresponding Corridor Agreements, as described below under the “Corridor Agreements” and second, from Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period.

Trustee Fee Rate:	0.010% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Servicing Fee Rate:	0.250% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Accrued Certificate Interest:

The Accrued Certificate Interest for each class of Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero) by the allocable share, if any, for such class of prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act (in each case to the extent such shortfalls are not allocated to interest accrued on the Class C Certificates).

Unpaid Interest

Amount:

For any class of Certificates, (i) on the first Distribution Date, zero, and (ii) on any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Amount, if any, for such class for such immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (ii)(a) of this definition on such immediately preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Interest Accrual Period.

Corridor Agreements:

The Class A Certificates and Subordinate Certificates will have the benefit of separate interest rate corridor agreements (the “Corridor Agreements”) with respect to basis risk shortfalls on each Distribution Date starting with the Distribution Date in May 2006 and ending with the Distribution Date in June 2006.

The corridor agreement benefiting the Class A Certificates (the “Class A Interest Rate Corridor”) will be entitled to receive payments equal to the product of (a) the lesser of the related Class A Interest Rate Corridor Notional Amount set forth below and the aggregate certificate principal balance of the Class A Certificates for that Distribution Date, (b) the excess, if any, of (i) the lesser of 1-Month LIBOR (as determined pursuant to the Class A Interest Rate Corridor agreement) for such Distribution Date and [9.82]% over (ii) the related Strike Rate for such Distribution Date, and (c) the actual number of days in the related corridor accrual period divided by 360. Shown below are the approximate corridor notional amounts, strike rates, and maximum rates for the Class A Interest Rate Corridor agreement the Trust intends to enter into.

Period	Class A Interest Rate Corridor Notional Amount ($)	Strike Rate (%)	Maximum Rate (%)
1	N/A	N/A	N/A
2	232,099,883.00	6.33	9.82
3	225,049,670.00	6.13	9.82

The corridor agreement benefiting the Subordinate Certificates (the “Subordinate Interest Rate Corridor”) will be entitled to receive payments equal to the product of (a) the lesser of the related Subordinate Interest Rate Corridor Notional Amount set forth below and the aggregate certificate principal balance of the Subordinate Certificates for that Distribution Date, (b) the excess, if any, of (i) the lesser of 1-Month LIBOR (as determined pursuant to the Subordinate Interest Rate Corridor agreement) for such Distribution Date and [7.50]% over (ii) the related Strike Rate for such Distribution Date, and (c) the actual number of days in the related corridor accrual period divided by 360. Shown below are the approximate corridor notional amounts, strike rates, and maximum rates for the Subordinate Interest Rate Corridor agreement the Trust intends to enter into.

Period	Subordinate Interest Rate Corridor Notional Amount ($)	Strike Rate (%)	Maximum Rate (%)
1	N/A	N/A	N/A
2	5,635,000.00	4.51	7.50
3	5,635,000.00	4.31	7.50

Credit Enhancement:	The Certificates will benefit from the following credit enhancement mechanisms, each of which is intended to provide credit support for the Certificates with a higher payment priority:

1)	Initial Subordination

Class A	2.30%
Class M	1.80%
Class B	0.00%

2)	Overcollateralization

At Closing - 0.00%

Target - Beginning in July 2006, 2.00% of the aggregate principal pool balance as of the Cut-off Date

Floor - 0.50% of the aggregate principal pool balance as of the Cut-off Date

Stepdown - Two times the Target Pecentage of the current aggregate principle pool balance

3)	Excess Spread	See Excess Spread table

4)	Class A Certificate Policy

The Class A Certificates will benefit from an Ambac insurance policy (the “Policy”) that will provide a AAA/Aaa-rated (S&P/Moody’s), 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).

Applied Realized Loss

Amount:

On any Distribution Date, Realized Losses on the Mortgage Loans will first be absorbed by Total Monthly Excess Spread, if any, and then by the Overcollateralization Amount. If on any Distribution Date, as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class B Certificates, after giving effect to principal distributions on such date, exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Applied Realized Loss Amount”) will be allocated in the following order: first to the Class B Certificates, and then to the Class M Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates. Any Applied Realized Loss Amount allocated to a class of Certificates will reduce the certificate principal balance of that class. Once Realized Losses are allocated to the Class B Certificates and the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class B Certificates and the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Realized Loss:

With respect to any liquidated Mortgage Loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

Net Liquidation Proceeds:	For any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures and the servicing standard specified in the Pooling and Servicing Agreement, as of the end of the related Prepayment Period, that all proceeds which it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered or any other disposition of the related Mortgaged Property (including REO Property), the related liquidation proceeds net of advances, servicing advances, servicing fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or disposition of the related Mortgaged Property.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in April 2009 (the 37th Distribution Date) and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose after taking into account principal received or advanced on the Mortgage Loans, which is part of the available funds for such Distribution Date, but before the distribution of the principal distribution amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than approximately 8.60%.

Priority of Payments:	Payments of interest and principal will be as follows:

Interest

Amounts received in respect of interest collections on the Mortgage Loans will generally be applied in the following order of priority:

1)

To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance and Indemnity Agreement (the “Insurance Agreement”) for the premium payable in respect of the Class A Certificates;

2)	To the Class A Certificateholder, the Accrued Certificate Interest plus any Unpaid Interest Amount for each such class on a pro-rata basis based on the entitlement of each such class;
3)

To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Class A Certificate Insurer under the Insurance Agreement;

4)	To the Class M Certificateholders, the related Accrued Certificate Interest; and
5)	To the Class B Certificateholders, the related Accrued Certificate Interest.

Principal

Amounts received in respect of principal collections from the Mortgage Loans (and other amounts paid to the Certificateholders as principal) will be applied in the following order of priority:

Prior to the Stepdown Date or if a Trigger Event is in effect:

1)

Sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero;

2)

To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificateholders, until the certificate principal balance of such class has been reduced to zero; and

4)	To the Class B Certificateholders, until the certificate principal balance of each such class has been reduced to zero.

On and after the Stepdown Date (if a Trigger Event is not in effect):

1)

Sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, up to the Class A Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero;

2)

To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificateholders, the Class M Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificateholders, the Class B Principal Distribution Amount, until the Certificate principal balance of such class has been reduced to zero.

Total Monthly Excess Spread

Any remaining amounts will be applied in the following order of priority to the extent available for such purpose:

1)

Prior to the Distribution Date in July 2006, the Total Monthly Excess Spread will be distributed to the Class C Certificates. Beginning with the Distribution Date in July 2006, to the holders of the Certificates then entitled to receive principal in the order described under “principal” above, additional principal until the Overcollateralization Target Amount is reached;

2)	To the Class M Certificateholders, any Unpaid Interest Amount;
3)	To the Class M Certificateholders, any Applied Realized Loss Amount;
4)	To the Class B Certificateholders, any Unpaid Interest Amount;
5)	To the Class B Certificateholders, any Applied Realized Loss Amount;
6)	To the Class A Certificateholders, any Net WAC Rate Carryover Amount pro rata after taking into account any amounts received under the Class A Interest Rate Corridor;
7)	To the Class M Certificateholders, any Net WAC Rate Carryover Amount after taking into account any amounts received under the Subordinate Interest Rate Corridor;
8)	To the Class B Certificateholders, any Net WAC Rate Carryover Amount after taking into account any amounts received under the Subordinate Interest Rate Corridor agreement;
9)	Any remaining amounts as provided in the Pooling and Servicing Agreement.

Corridor Agreements:	Payments under the respective corridor agreements will be applied to pay any Net WAC Rate Carryover Amounts on the related classes of certificates in the same priority as interest distributions.

Class A Principal

Distribution Amount:

For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount and (ii) the excess, if any, of (x) the certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class M Principal
Distribution Amount:

For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and (ii) the excess, if any, of (x) the sum of (i) the certificate principal balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class B Principal
Distribution Amount:

For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and the Class M Certificates and (ii) the excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Trigger Event:	With respect to each Distribution Date, a Trigger Event will be in effect if any of the following has occurred:

(i) for any Distribution Date occurring from and including April 2009 to, but not including, April 2011, the Mortgage Loans delinquent 60 days or more, in bankruptcy, in foreclosure or that are secured by Mortgaged Properties that have become REO Properties exceed [3.00]% of the aggregate principal balance of the Mortgage Loans,

(ii) for any Distribution Date on and after April 2011, the Mortgage Loans delinquent 60 days or more or that are secured by Mortgaged Properties that have become REO Properties exceed [4.50]% of the aggregate principal balance of the Mortgage Loans, or

(iii) for any Distribution Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Remittance Period) exceeds the applicable amount set forth below:

April 2008 to March 2009	[1.00]% with respect to the Closing Date, plus an additional 1/12th of 0.75% for each month thereafter.

April 2009 to March 2010	[1.75]% with respect to April 2009, plus an additional 1/12th of 0.75% for each month thereafter.

April 2010 to March 2011	[2.50]% with respect to April 2010, plus an additional 1/12th of 0.50% for each month thereafter.

April 2011 and thereafter	[3.00]%.

Overcollateralization

Amount:

For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate certificate principal balance of the Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Floor

Amount:	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target

Amount:

(a) For each Distribution Date prior to July 2006, 0%; (b) for each Distribution Date thereafter and prior to the Stepdown Date, the Target Pecentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (c) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) two times the Target Pecentage of the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the Overcollateralization Floor Amount and (d) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Servicer Advances:	The Servicer will be required to advance delinquent interest and principal unless such amounts are deemed unrecoverable.

Collateral Summary
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)
Total Number of Mortgage Loans	1,302
Total Outstanding Mortgage Loan Balance	$234,914,332.39
Current WA Coupon	7.002%
WA Margin (Adjustable only)	5.361%
WA Minimum Rate (Adjustable only)	5.361%
WA Maximum Rate (Adjustable only)	12.523%
WA Roll Rate (months) (Adjustable only)	3
WA First Periodic Cap (Adjustable only)	4.761%
WA Periodic Cap (Adjustable only)	1.000%
WA Seasoning (months)	0
WA Remaining Balloon Term (months)	52
WA OLTV	83.52%
WA Current FICO	728
Lien Position (% first / % junior)	100% / 0%
Geographic Distribution
Other states account individually for less than 5% of pool balance.	CA FL AZ	34.42% 18.50% 5.92%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Current Principal Balances
Range of Current Principal Balances ($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 25,000.00	24	$447,969.28	0.19%
25,000.01 - 50,000.00	164	6,374,854.76	2.71
50,000.01 - 75,000.00	176	10,973,882.92	4.67
75,000.01 - 100,000.00	128	11,159,090.75	4.75
100,000.01 - 200,000.00	375	54,395,939.92	23.16
200,000.01 - 300,000.00	205	50,507,595.96	21.50
300,000.01 - 400,000.00	128	45,127,494.59	19.21
400,000.01 - 500,000.00	56	25,758,923.11	10.97
500,000.01 - 600,000.00	23	12,822,860.22	5.46
600,000.01 - 700,000.00	12	7,836,448.00	3.34
700,000.01 - 800,000.00	5	3,662,954.76	1.56
800,000.01 - 900,000.00	1	849,068.00	0.36
900,000.01 - 1,000,000.00	5	4,997,250.12	2.13
Total:	1,302	$234,914,332.39	100.00%

Mortgage Loan Type
Mortgage Loan Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/30 Balloon - Fixed	168	$26,825,647.07	11.42%
2/30 IO Balloon - Fixed	128	23,559,705.30	10.03
5/30 Balloon - ARM	484	80,663,966.15	34.34
5/30 IO Balloon - ARM	522	103,865,013.87	44.21
Total:	1,302	$234,914,332.39	100.00%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Original Loan-to-Value Ratios
Range of Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 40.00	6	$537,881.47	0.23%
40.01 - 45.00	1	184,505.03	0.08
45.01 - 50.00	8	1,434,258.29	0.61
50.01 - 55.00	2	720,000.00	0.31
55.01 - 60.00	11	3,792,934.45	1.61
60.01 - 65.00	13	5,325,913.59	2.27
65.01 - 70.00	42	11,742,900.44	5.00
70.01 - 75.00	59	15,487,007.83	6.59
75.01 - 80.00	245	51,898,264.45	22.09
80.01 - 85.00	65	20,050,760.01	8.54
85.01 - 90.00	849	123,644,606.83	52.63
90.01 - 95.00	1	95,300.00	0.04
Total:	1,302	$234,914,332.39	100.00%

Minimum: 25.00%

Maximum: 90.76%

Weighted Average: 83.52%

Mortgage Loan Purpose
Purpose	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	1,295	$233,901,233.61	99.57%
Cash Out Refinance	4	623,405.03	0.27
Rate/Term Refinance	3	389,693.75	0.17
Total:	1,302	$234,914,332.39	100.00%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Geographic Distribution
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Alabama	7	$656,213.83	0.28%
Alaska	6	817,476.38	0.35
Arizona	77	13,896,548.75	5.92
Arkansas	5	285,501.12	0.12
California	317	80,863,924.25	34.42
Colorado	38	6,248,751.29	2.66
Connecticut	6	1,390,410.00	0.59
Delaware	4	580,200.00	0.25
Florida	298	43,456,738.07	18.50
Georgia	38	4,521,099.20	1.92
Hawaii	33	9,047,553.09	3.85
Idaho	16	2,322,149.72	0.99
Illinois	23	3,317,251.54	1.41
Indiana	6	471,956.52	0.20
Kentucky	3	269,795.49	0.11
Louisiana	2	116,275.59	0.05
Maine	1	359,803.36	0.15
Maryland	3	656,650.00	0.28
Massachusetts	8	1,710,899.80	0.73
Michigan	10	1,915,903.42	0.82
Minnesota	5	453,450.00	0.19
Missouri	9	629,274.42	0.27
Montana	14	1,355,708.98	0.58
Nevada	30	6,202,879.95	2.64
New Hampshire	3	437,500.00	0.19
New Jersey	5	1,882,850.53	0.80
New Mexico	15	1,268,831.53	0.54
New York	14	3,405,457.11	1.45
North Carolina	32	5,128,221.63	2.18
Ohio	8	723,313.77	0.31
Oklahoma	1	53,910.00	0.02
Oregon	34	6,000,507.38	2.55
Pennsylvania	11	983,790.80	0.42
Rhode Island	1	314,910.69	0.13
South Carolina	20	3,683,351.00	1.57
South Dakota	1	21,505.75	0.01

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Geographic Distribution (Continued)
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Tennessee	13	$1,513,152.30	0.64%
Texas	38	3,949,219.96	1.68
Utah	57	10,646,566.88	4.53
Virginia	19	3,502,037.42	1.49
Washington	68	9,417,790.87	4.01
Wisconsin	2	300,000.00	0.13
Wyoming	1	135,000.00	0.06
Total:	1,302	$234,914,332.39	100.00%

Current FICO Scores
Range of FICO Scores	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
580 - 599	1	$184,505.03	0.08%
620 - 639	7	954,912.93	0.41
640 - 659	16	2,469,186.57	1.05
660 - 679	80	13,965,919.28	5.95
680 - 699	271	46,135,649.50	19.64
700 - 719	233	44,211,623.12	18.82
720 - 739	210	38,327,826.69	16.32
740 - 759	183	34,637,988.05	14.74
760 - 779	158	28,148,325.13	11.98
780 - 799	104	19,637,064.13	8.36
800 - 819	39	6,241,331.96	2.66
Total:	1,302	$234,914,332.39	100.00%

Minimum: 585

Maximum: 817

Weighted Average: 728

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Current Mortgage Loan Rates
Range of Current Mortgage Loan Rates (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
3.000 - 3.999	1	$87,300.00	0.04%
4.000 - 4.999	29	7,121,464.51	3.03
5.000 - 5.999	284	67,002,759.78	28.52
6.000 - 6.999	593	94,208,221.40	40.10
7.000 - 7.999	93	18,087,686.55	7.70
8.000 - 8.999	106	19,630,981.15	8.36
9.000 - 9.999	119	20,252,385.51	8.62
10.000 - 10.999	56	6,471,758.11	2.75
11.000 - 11.999	17	1,314,004.56	0.56
12.000 - 12.999	4	737,770.82	0.31
Total:	1,302	$234,914,332.39	100.00%

Minimum: 3.875%

Maximum: 12.500%

Weighted Average: 7.002%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Original Balloon Term
Original Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
24	296	$50,385,352.37	21.45%
60	1,006	184,528,980.02	78.55
Total:	1,302	$234,914,332.39	100.00%

Minimum: 24

Maximum: 60

Weighted Average: 52

Remaining Balloon Term
Range of Remaining Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
13 - 24	296	$50,385,352.37	21.45%
49 - 60	1,006	184,528,980.02	78.55
Total:	1,302	$234,914,332.39	100.00%

Minimum: 20

Maximum: 60

Weighted Average: 52

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Remaining Amortization Term
Range of Remaining Amortization Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Interest Only	650	$127,424,719.17	54.24%
349 - 360	652	107,489,613.22	45.76
Total:	1,302	$234,914,332.39	100.00%

Minimum: 354*

Maximum: 360*

Weighted Average: 360*

* Calculations exclude all interest only loans.

Next Rate Adjustment Date
Next Rate Adjustment Date	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
2006 - 02	6	1,473,728.36	0.63
2006 - 03	18	4,415,331.32	1.88
2006 - 04	352	65,864,278.57	28.04
2006 - 05	285	53,445,370.89	22.75
2006 - 06	276	48,289,764.00	20.56
2006 - 07	27	4,046,957.64	1.72
2006 - 08	24	4,634,289.24	1.97
2006 - 09	18	2,359,260.00	1.00
Total:	1,302	$234,914,332.39	100.00%

Margin Rate (%)
Range of Margin Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
3.000 - 3.999	2	169,400.00	0.07
4.000 - 4.999	258	54,398,511.89	23.16
5.000 - 5.999	578	103,442,253.29	44.03
6.000 - 6.999	130	19,896,391.80	8.47
7.000 - 7.999	27	5,070,155.93	2.16
8.000 - 8.999	9	1,014,017.11	0.43
9.000 - 9.999	2	538,250.00	0.23
Total:	1,302	$234,914,332.39	100.00%

Minimum (Adjustable only): 3.750%

Maximum (Adjustable only): 9.500%

Non-zero Weighted Average (Adjustable only): 5.361%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)

Maximum Mortgage Interest Rate (%)
Range of Maximum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
9.000 - 9.999	1	87,300.00	0.04
10.000 - 10.999	29	7,008,341.54	2.98
11.000 - 11.999	283	66,850,604.06	28.46
12.000 - 12.999	592	94,116,986.05	40.06
13.000 - 13.999	27	3,799,296.61	1.62
14.000 - 14.999	21	4,355,072.19	1.85
15.000 - 15.999	35	6,169,668.34	2.63
16.000 - 16.999	18	2,141,711.23	0.91
Total:	1,302	$234,914,332.39	100.00%

Minimum (Adjustable only): 9.875%

Maximum (Adjustable only): 16.375%

Non-zero Weighted Average (Adjustable only): 12.523%

Minimum Mortgage Interest Rate (%)
Range of Minimum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
3.000 - 3.999	2	169,400.00	0.07
4.000 - 4.999	258	54,398,511.89	23.16
5.000 - 5.999	578	103,442,253.29	44.03
6.000 - 6.999	130	19,896,391.80	8.47
7.000 - 7.999	27	5,070,155.93	2.16
8.000 - 8.999	9	1,014,017.11	0.43
9.000 - 9.999	2	538,250.00	0.23
Total:	1,302	$234,914,332.39	100.00%

Minimum (Adjustable only): 3.750%

Maximum (Adjustable only): 9.500%

Non-zero Weighted Average (Adjustable only): 5.361%

Collateral Statistics
Statistical Calculation as of February 7, 2006 (Statistical Calculation Date)
First Periodic Cap
First Period Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
1.000	69	11,040,506.88	4.70
5.000	937	173,488,473.14	73.85
Total:	1,302	$234,914,332.39	100.00%

Minimum (Adjustable only): 1.000%

Maximum (Adjustable only): 5.000%

Non-zero Weighted Average (Adjustable only): 4.761%

Periodic Cap
Period Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	296	$50,385,352.37	21.45%
1.000	1,006	184,528,980.02	78.55
Total:	1,302	$234,914,332.39	100.00%

Minimum (Adjustable only): 1.000%

Maximum (Adjustable only): 1.000%

Non-zero Weighted Average (Adjustable only): 1.000%

Credit Suisse Contacts:

	name	phone extension
Asset Finance:	Janie Lee	(212) 325-9283
	Elton Wells	(212) 325-5023
	Kevin Collins	(212) 538-2596
	Carrina Chan - Structuring	(212) 325-2384
	Pooja Pathak - Structuring	(212) 325-0616
	David Steinberg – Structuring	(212) 325-2774
	Nayan Bhattad - Collateral	(212) 325-2936

Asset Backed Syndication:	Tricia Hazelwood	(212) 325-8549
	Melissa Simmons	(212) 325-8549
	Jim Drvostep	(212) 325-8549
	Garrett Smith	(212) 325-8549

Rating Agency Contacts:

	name	phone extension
Moody’s:	Eric Fellows	(415) 274-1728

S&P:	John Sang	(212) 438-6058